Date: August 2, 2023
XENIA HOTELS & RESORTS REPORTS SECOND QUARTER 2023 RESULTS
Orlando, FL – August 2, 2023 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended June 30, 2023.
Second Quarter 2023 Highlights
•Net Income: Net income attributable to common stockholders was $13.8 million, or $0.12 per share
•Adjusted EBITDAre: $74.7 million, decreased 15.7% compared to the second quarter of 2022
•Adjusted FFO per Diluted Share: $0.47, decreased $0.10 compared to the second quarter of 2022
•Same-Property Occupancy: 68.6%, decreased 10 basis points compared to the second quarter of 2022
•Same-Property ADR: $265.98, decreased 1.8% compared to the second quarter of 2022
•Same-Property RevPAR: $182.49, decreased 2.0% compared to the second quarter of 2022
•Same-Property Hotel Net Income: $43.6 million, decreased 23.3% compared to the second quarter of 2022
•Same-Property Hotel EBITDA: $79.4 million, decreased 14.4% compared to the second quarter of 2022
•Same-Property Hotel EBITDA Margin: 29.3%, decreased 423 basis points compared to the second quarter of 2022
•Balance Sheet Activity: The Company fixed the variable Term SOFR index on all outstanding variable debt and is currently 100% fixed or hedged-to-fixed on all debt obligations.

•Capital Markets Activities & Dividends: The Company repurchased a total of 2,539,888 shares of common stock at a weighted-average price of $12.58 per share for a total consideration of approximately $31.9 million. The Company also completed open market repurchases, and subsequently retired, a total of $30 million in the aggregate principal amount of its 6.375% Senior Notes due August 2025. The Company declared its second quarter dividend of $0.10 per share to common stockholders of record on June 30, 2023.

“Despite softer demand in a small number of our leisure-oriented properties, negative weather impact at our California hotels and resorts, and a greater impact from our on-going renovations, our second quarter results were just slightly below our expectations,” said Marcel Verbaas, Chair and Chief Executive Officer of Xenia. “Due to the lapping of extremely strong leisure demand and staffing levels that were still significantly below normalized levels in the second quarter of 2022, both RevPAR and Hotel EBITDA Margin declined relative to the second quarter of last year. However, our portfolio continues to experience the shift to a more traditional mix of the various demand segments, with strong RevPAR growth in our corporate transient and group focused hotels. As a result of this improvement in corporate transient and group demand, our Houston, Portland, Philadelphia, Nashville, Atlanta, Pittsburgh and San Francisco properties all achieved strong RevPAR growth during the second quarter as compared to last year.”
“The third quarter is off to an encouraging start with estimated Same-Property RevPAR approximately 1.5% ahead of July 2022, despite substantial renovation disruption at our Scottsdale, Orlando and Salt Lake City hotels,” continued Mr. Verbaas. “This modest improvement in RevPAR growth as compared to the second quarter, combined with expected moderation in expense growth, gives us confidence in our near-term outlook. We remain optimistic about the long-term growth prospects across our high-quality and diverse portfolio that will be even more attractively positioned after we complete our current capital expenditure projects.”

Operating Results
The Company’s results include the following:

	Three Months Ended June 30,
	2023	2022	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income attributable to common stockholders	$13,792	$27,648	(50.1)%
Net income per share available to common stockholders - basic and diluted	$0.12	$0.24	(50.0)%

Same-Property Number of Hotels(1)	32	32	—
Same-Property Number of Rooms(1)(5)	9,511	9,508	3
Same-Property Occupancy(1)	68.6%	68.7%	(10)	bps
Same-Property Average Daily Rate(1)	$265.98	$270.81	(1.8)%
Same-Property RevPAR(1)	$182.49	$186.16	(2.0)%
Same-Property Hotel Net Income(1)	$43,591	$56,813	(23.3)%
Same-Property Hotel EBITDA(1)(2)	$79,385	$92,699	(14.4)%
Same-Property Hotel EBITDA Margin(1)(2)	29.3%	33.5%	(423)	bps

Total Portfolio Number of Hotels(3)	32	34	(2)
Total Portfolio Number of Rooms(3)(5)	9,511	9,812	(301)
Total Portfolio RevPAR(4)	$182.49	$185.44	(1.6)%

Adjusted EBITDAre(2)	$74,668	$88,623	(15.7)%
Adjusted FFO(2)	$52,228	$66,031	(20.9)%
Adjusted FFO per diluted share(2)	$0.47	$0.57	(17.7)%
1."Same-Property” includes all hotels owned as of June 30, 2023 and also includes renovation disruption for multiple capital projects during the periods presented.
2.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
5.Three rooms were added at The Ritz-Carlton, Denver in April 2023.

	Six Months Ended June 30,
	2023	2022	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income attributable to common stockholders	$20,072	$22,324	(10.1)%
Net income per share available to common stockholders - basic and diluted	$0.18	$0.19	(5.3)%

Same-Property Number of Hotels(1)	32	32	—
Same-Property Number of Rooms(1)(5)	9,511	9,508	3
Same-Property Occupancy(1)	67.3%	62.5%	480	bps
Same-Property Average Daily Rate(1)	$268.82	$265.25	1.3%
Same-Property RevPAR(1)	$181.03	$165.65	9.3%
Same-Property Hotel Net Income(1)	$84,388	$78,868	7.0%
Same-Property Hotel EBITDA(1)(2)	$156,587	$150,474	4.1%
Same-Property Hotel EBITDA Margin(1)(2)	29.0%	30.7%	(170)	bps

Total Portfolio Number of Hotels(3)	32	34	(2)
Total Portfolio Number of Rooms(3)(5)	9,511	9,812	(301)
Total Portfolio RevPAR(4)	$181.03	$165.16	9.6%

Adjusted EBITDAre(2)	$145,968	$138,569	5.3%
Adjusted FFO(2)	$97,458	$95,118	2.5%
Adjusted FFO per diluted share(2)	$0.87	$0.82	6.1%
1."Same-Property” includes all hotels owned as of June 30, 2023 and also includes disruption from the COVID-19 pandemic and renovation disruption for multiple capital projects during the periods presented. "Same-Property" also includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the six months ended June 30, 2022.
2.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
3.As of end of periods presented.
4.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.
5.Three rooms were added at The Ritz-Carlton, Denver in April 2023.
Liquidity and Balance Sheet
As of June 30, 2023, the Company had total outstanding debt of approximately $1.4 billion with a weighted-average interest rate of 5.47%. The Company had approximately $255 million of cash and cash equivalents, including hotel working capital, and full availability on its revolving line of credit, resulting in total liquidity of approximately $705 million as of June 30, 2023. In addition, the Company held approximately $61 million of restricted cash and escrows at the end of the second quarter.
In the second quarter, the Company fixed the variable Term SOFR index on its $55 million mortgage loan collateralized by Andaz Napa and on both of its corporate term loans totaling $225 million through January 1, 2027 and mid-February 2025, respectively, and is currently 100% fixed or hedged-to-fixed on all outstanding debt obligations.
The Company has no debt maturities until August 2025 and maintains full availability on its revolving line of credit.

Capital Markets
In the second quarter, the Company repurchased a total of 2,539,888 shares of common stock at a weighted-average price of $12.58 per share for a total consideration of approximately $31.9 million.
In the third quarter-to-date, the Company repurchased an additional 861,002 shares of common stock at a weighted-average price of $12.54 per share for total consideration of approximately $10.8 million. The Company currently has $97.0 million in capacity remaining under its repurchase authorization.
The Company did not issue any shares of its common stock through its At-The-Market ("ATM") program in the quarter and had $200 million of remaining availability as of June 30, 2023.
Also in the second quarter, the Company repurchased in the open market, and subsequently retired, a total of $30 million in the aggregate principal amount of its 6.375% Senior Notes due August 2025 for a total consideration of $29.7 million exclusive of accrued interest.
Capital Expenditures
During the three and six months ended June 30, 2023, the Company invested $22.4 million and $34.0 million in portfolio improvements, respectively. Significant projects in the Company’s portfolio include:
•Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch – In June, commenced the comprehensive renovation and upbranding of the 491-room Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch to a Grand Hyatt with completion of all phases expected by the end of 2024. Upon completion, the property will have five additional keys, or 496 rooms.
•Kimpton Canary Hotel Santa Barbara – Completed the comprehensive guest room renovation that began in the fourth quarter of 2022.
•Grand Bohemian Hotel Orlando, Autograph Collection – Completed the comprehensive renovation of public spaces including meeting space, lobby, restaurant, bar, Starbucks, and creation of a rooftop bar. A comprehensive renovation of the guest rooms began in the second quarter and is expected to be completed in the third quarter.
•Park Hyatt Aviara Resort, Golf Club & Spa – Continued work on a significant upgrade to the resort’s spa and wellness amenities which will be branded as a Miraval Life in Balance Spa and is now expected to open in the third quarter.
•The Ritz-Carlton, Denver – Completed the renovation and reconfiguration of premium suites resulting in the addition of three keys in the second quarter.
•Kimpton Hotel Monaco Salt Lake City – Began a comprehensive renovation of meeting space, restaurant, bar and guest rooms in the second quarter that is expected to be completed in the third quarter.

Current Full Year 2023 Outlook and Guidance
The Company has updated its full year outlook. The broad range below reflects the Company's limited visibility in forecasting due to macroeconomic uncertainty and is based on the current economic environment and does not take into account any unanticipated impacts to the business or operations. Furthermore, this updated guidance assumes no additional acquisitions, dispositions, equity issuances, or share and/or senior note repurchases. The Same-Property (32 Hotel) RevPAR change shown includes all hotels owned as of June 30, 2023.

	Current Full Year 2023 Guidance		Variance to Prior Guidance
	Low End	High End	Low End	High End
	($ in millions, except stats and per share data)
Net Income	$5	$25	$3	$(1)
Same-Property (32 Hotel) RevPAR Change (vs. 2022)	4%	6%	—%	(2)%
Adjusted EBITDAre	$244	$264	$(1)	$(5)
Adjusted FFO	$158	$178	$2	$(2)
Adjusted FFO per Diluted Share	$1.42	$1.60	$0.03	$—
Capital Expenditures	$120	$140	$(10)	$(10)
Current full year 2023 guidance is inclusive of the following assumptions:
•Renovation disruption is estimated to result in a negative impact of 250 basis points to Same-Property (32 Hotel) RevPAR Change based on the scope and timing of capital improvement projects - 50 basis points higher than prior guidance. In addition, the Company expects disruption to non-room revenues. These renovations are estimated to result in a negative impact of approximately $18 million to Adjusted EBITDAre and Adjusted FFO - $3 million higher than prior guidance.
•General and administrative expense of approximately $25 million, excluding non-cash share-based compensation - no change from prior guidance
•Interest expense of approximately $83 million, excluding non-cash loan related costs - a decrease of approximately $2 million from prior guidance
•Income tax expense of approximately $3 million - a decrease of approximately $1 million from prior guidance

•111.0 million weighted-average diluted shares/units - a decrease of 1.2 million from prior guidance due to share repurchases during the year

Second Quarter 2023 Earnings Call
The Company will conduct its quarterly conference call on Wednesday, August 2, 2023 at 1:00 PM Eastern Time. To participate in the conference call, please dial (833) 470-1428, access code 159599. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 32 hotels and resorts comprising 9,511 rooms across 14 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt,

Kimpton, Fairmont, Loews, Hilton, The Kessler Collection, and Davidson. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “illustrative,” references to "outlook" and "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our plans, strategies, or other future events, the outlook related to macroeconomic factors and general economic uncertainty and a potential contraction in the U.S. or global economy or low levels of economic growth, including such effects on the demand for travel, transient and group business, capital expenditures, timing of renovations, financial performance and potential dividends, prospects or future events. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic uncertainty and a contraction in the U.S. or global economy or low levels of economic growth; (ii) macroeconomic and other factors beyond our control that can adversely affect and reduce demand for hotel rooms, food and beverage services, and/or meeting facilities; (iii) inflation and inflationary pressures which increases our labor and other costs of providing services to guests and meeting hotel brand standards, as well as costs related to construction and other capital expenditures, property and other taxes, and insurance which could result in reduced operating profit margins; (iv) bank failures and concerns over a near-term recession; (v) the pace and evenness of recovery following the COVID-19 pandemic and the long-term effects of the pandemic, COVID-19 variants or any future resurgence, including with respect to global and regional economic activity, travel limitations or bans, the demand for travel, levels of spending in transient or group business and leisure segments, and levels of consumer confidence; (vi) actions that governments, businesses, and individuals take in response to any resurgence of COVID-19 including variants of the virus, including limiting or banning travel; (vii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly; (viii) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, actual or threatened terrorist attacks, cyber incidents, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and cancellation of or delays in the completion of anticipated demand generators; (ix) the availability and terms of financing and capital and the general volatility of securities markets; (x) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (xi) interest rate increases; (xii) ability to successfully negotiate amendments and covenant waivers with its unsecured and secured indebtedness; (xiii) the Company's ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xiv) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xv) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xvi) risks associated with redevelopment and repositioning projects, including delays and cost overruns; (xvii) levels of spending in business and leisure segments as well as consumer confidence; (xviii) declines in occupancy and average daily rate; (xix) the seasonal and cyclical nature of the real estate and hospitality businesses; (xx) changes in distribution arrangements, such as through Internet travel intermediaries; (xxi) relationships with labor unions and changes in labor laws, including increases to minimum wages; (xxii) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxiii) monthly cash expenditures and the uncertainty around predictions; (xxiv) labor shortages; (xxv) disruptions in supply chains resulting in delays or inability to procure required products; and (xxvi) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.

All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts / Investor Information" in the "Corporate Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2023 and December 31, 2022
($ amounts in thousands, except per share data)

	June 30, 2023	December 31, 2022
Assets	(Unaudited)	(Audited)
Investment properties:
Land	$460,342	$460,536
Buildings and other improvements	3,123,142	3,086,785
Total	$3,583,484	$3,547,321
Less: accumulated depreciation	(1,012,707)	(945,786)
Net investment properties	$2,570,777	$2,601,535
Cash and cash equivalents	255,291	305,103
Restricted cash and escrows	61,021	60,807
Accounts and rents receivable, net of allowance for doubtful accounts	33,237	37,562
Intangible assets, net of accumulated amortization	4,979	5,060
Other assets	77,294	69,988
Total assets	$3,002,599	$3,080,055
Liabilities
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,399,744	$1,429,105
Accounts payable and accrued expenses	99,755	107,097
Distributions payable	11,101	11,455
Other liabilities	80,228	72,390
Total liabilities	$1,590,828	$1,620,047
Commitments and Contingencies
Stockholders' equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 108,121,598 and 112,519,672 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	$1,082	$1,126
Additional paid in capital	2,005,265	2,063,273
Accumulated other comprehensive income	5,217	—
Accumulated distributions in excess of net earnings	(625,118)	(623,216)
Total Company stockholders' equity	$1,386,446	$1,441,183
Non-controlling interests	25,325	18,825
Total equity	$1,411,771	$1,460,008
Total liabilities and equity	$3,002,599	$3,080,055

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
For the Three and Six Months Ended June 30, 2023 and 2022
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rooms revenues	$157,942	$165,580	$311,587	$288,778
Food and beverage revenues	92,033	96,781	188,157	164,516
Other revenues	21,091	21,090	40,295	40,504
Total revenues	$271,066	$283,451	$540,039	$493,798
Expenses:
Rooms expenses	37,153	36,423	73,356	65,640
Food and beverage expenses	59,989	60,298	120,676	105,908
Other direct expenses	6,014	6,366	11,712	11,660
Other indirect expenses	66,255	63,059	132,754	116,919
Management and franchise fees	9,226	11,049	19,415	18,675
Total hotel operating expenses	$178,637	$177,195	$357,913	$318,802
Depreciation and amortization	33,490	34,251	67,231	64,816
Real estate taxes, personal property taxes and insurance	12,808	11,369	25,278	22,224
Ground lease expense	784	833	1,494	1,350
General and administrative expenses	9,972	8,933	18,755	16,544
Other operating expenses	378	150	610	325
Impairment and other losses	—	—	—	1,278
Total expenses	$236,069	$232,731	$471,281	$425,339
Operating income	$34,997	$50,720	$68,758	$68,459
Other income	2,897	1,681	4,181	904
Interest expense	(21,650)	(20,353)	(43,784)	(40,891)
Loss on extinguishment of debt	(29)	—	(1,169)	(294)
Net income before income taxes	$16,215	$32,048	$27,986	$28,178
Income tax expense	(1,803)	(3,570)	(7,021)	(5,177)
Net income	$14,412	$28,478	$20,965	$23,001
Net income attributable to non-controlling interests	(620)	(830)	(893)	(677)
Net income attributable to common stockholders	$13,792	$27,648	$20,072	$22,324

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income - Continued
For the Three and Six Months Ended June 30, 2023 and 2022
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic and diluted income per share:
Net income per share available to common stockholders - basic and diluted	$0.12	$0.24	$0.18	$0.19
Weighted-average number of common shares (basic)	109,304,694	114,353,273	110,535,092	114,339,989
Weighted-average number of common shares (diluted)	109,511,862	114,733,593	110,768,602	114,741,779

Comprehensive income:
Net income	$14,412	$28,478	$20,965	$23,001
Other comprehensive income:
Unrealized gain on interest rate derivative instruments	5,906	379	5,906	2,896
Reclassification adjustment for amounts recognized in net income (interest expense)	(460)	692	(460)	1,844
	$19,858	$29,549	$26,411	$27,741
Comprehensive income attributable to non-controlling interests	(849)	(862)	(1,122)	(1,126)
Comprehensive income attributable to the Company	$19,009	$28,687	$25,289	$26,615

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
We further adjust EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than our Operating Partnership Units because our Operating Partnership Units may be redeemed for common stock. We also adjust EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs we believe do not represent recurring operations and are not indicative of the performance of our underlying hotel property entities. We believe it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. We believe Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. We then adjust the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotel(s) during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. We further adjust the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of our hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) terminated transaction and pre-opening expenses, and (6) certain state and local excise taxes resulting from our ownership structure. We believe that Same-Property Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization), income taxes, and our corporate-level expenses (corporate expenses and terminated transaction costs). We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and the effectiveness of our third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and comprehensive income include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the December 2018 restatement white paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sales of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sales for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for investors to understand FFO attributable to common stock and unit holders.
We further adjust FFO for certain additional items that are not in Nareit’s definition of FFO such as terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. We believe that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per diluted share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per diluted share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per diluted share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units. Any anti-dilutive securities are excluded from the diluted earnings per share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended June 30, 2023 and 2022
(Unaudited)
($ amounts in thousands)

	Three Months Ended June 30,
	2023	2022
Net income	$14,412	$28,478
Adjustments:
Interest expense	21,650	20,353
Income tax expense	1,803	3,570
Depreciation and amortization	33,490	34,251
EBITDA and EBITDAre	$71,355	$86,652

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(103)	$(104)
Gain on insurance recoveries(1)	(535)	(1,519)
Loss on extinguishment of debt	29	—
Amortization of share-based compensation expense	3,968	3,578
Non-cash ground rent and straight-line rent expense	(46)	16
Adjusted EBITDAre attributable to common stock and unit holders	$74,668	$88,623
Corporate-level costs and expenses	4,629	5,984
Pro forma hotel adjustments, net(2)	88	(1,908)
Same-Property Hotel EBITDA attributable to common stock and unit holders(3)	$79,385	$92,699
1.During the three months ended June 30, 2023 and 2022, the Company recorded $0.5 million and $1.5 million, respectively, of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021. These gains on insurance recovery are included in other income on the condensed consolidated statements of operations and comprehensive income for the periods then ended.
2.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
3.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended June 30, 2023 and 2022 on page 19.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Six Months Ended June 30, 2023 and 2022
(Unaudited)
($ amounts in thousands)

	Six Months Ended June 30,
	2023	2022
Net income	$20,965	$23,001
Adjustments:
Interest expense	43,784	40,891
Income tax expense	7,021	5,177
Depreciation and amortization	67,231	64,816
EBITDA and EBITDAre	$139,001	$133,885

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(176)	$(206)
Gain on insurance recoveries(1)	(535)	(2,513)
Loss on extinguishment of debt	1,169	294
Amortization of share-based compensation expense	6,559	5,785
Non-cash ground rent and straight-line rent expense	(50)	32
Other non-recurring expenses(2)	—	1,292
Adjusted EBITDAre attributable to common stock and unit holders	$145,968	$138,569
Corporate-level costs and expenses	10,834	14,633
Pro forma hotel level adjustments, net(3)	(215)	(2,728)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$156,587	$150,474
1.During the six months ended June 30, 2023 and 2022, the Company recorded $0.5 million and $2.5 million, respectively, of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021. These gains on insurance recovery are included in other income on the condensed consolidated statements of operations and comprehensive income for the periods then ended.
2.During the six months ended June 30, 2022, the Company recorded hurricane-related repair and cleanup costs of $1.3 million which is included in impairment and other losses on the condensed consolidated statement of operations and comprehensive income for the period then ended.
3.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented. Includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the six months ended June 30, 2022.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the six months ended June 30, 2023 and 2022 on page 19.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Three Months Ended June 30, 2023 and 2022
(Unaudited)
(amounts in thousands)

	Three Months Ended June 30,
	2023	2022
Net income	$14,412	$28,478
Adjustments:
Depreciation and amortization related to investment properties	33,387	34,147
FFO attributable to common stock and unit holders	$47,799	$62,625

Reconciliation to Adjusted FFO
Gain on insurance recoveries(1)	(535)	(1,519)
Loss on extinguishment of debt	29	—
Loan related costs, net of adjustment related to non-controlling interests(2)	1,013	1,331
Amortization of share-based compensation expense	3,968	3,578
Non-cash ground rent and straight-line rent expense	(46)	16
Adjusted FFO attributable to common stock and unit holders	$52,228	$66,031
Weighted-average shares outstanding - Diluted(3)	111,344	115,812
Adjusted FFO per diluted share	$0.47	$0.57
1.During the three months ended June 30, 2023 and 2022, the Company recorded $0.5 million and $1.5 million, respectively, of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021. These gains on insurance recovery are included in other income on the condensed consolidated statements of operations and comprehensive income for the periods then ended.
2.Loan related costs include amortization of debt premiums, discounts and deferred loan origination costs.
3.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Six Months Ended June 30, 2023 and 2022
(Unaudited)
($ amounts in thousands)

	Six Months Ended June 30,
	2023	2022
Net income	$20,965	$23,001
Adjustments:
Depreciation and amortization related to investment properties	67,055	64,610
FFO attributable to common stock and unit holders	$88,020	$87,611

Reconciliation to Adjusted FFO
Gain on insurance recoveries(1)	(535)	(2,513)
Loss on extinguishment of debt	1,169	294
Loan related costs, net of adjustment related to non-controlling interests(2)	2,295	2,617
Amortization of share-based compensation expense	6,559	5,785
Non-cash ground rent and straight-line rent expense	(50)	32
Other non-recurring expenses(3)	—	1,292
Adjusted FFO attributable to common stock and unit holders	$97,458	$95,118
Weighted-average shares outstanding - Diluted(4)	112,555	115,784
Adjusted FFO per diluted share	$0.87	$0.82
1.During the six months ended June 30, 2023 and 2022, the Company recorded $0.5 million and $2.5 million, respectively, of insurance proceeds in excess of recognized losses related to damage sustained at Loews New Orleans Hotel during Hurricane Ida in August 2021. These gains on insurance recovery are included in other income on the condensed consolidated statements of operations and comprehensive income for the periods then ended.
2.Loan related costs included amortization of debt premiums, discounts and deferred loan origination costs.
3.During the six months ended June 30, 2022, the Company recorded hurricane-related repair and cleanup costs of $1.3 million which is included in impairment and other losses on the condensed consolidated statement of operations and comprehensive income for the period then ended.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
for Current Full Year 2023 Guidance
($ amounts in millions)

Guidance Midpoint

Net income	$15
Adjustments:
Interest expense(1)	88
Income tax expense	3
Depreciation and amortization	135
EBITDA and EBITDAre	$241
Amortization of share-based compensation expense	12
Other(2)	1
Adjusted EBITDAre	$254

Reconciliation of Net Income to Adjusted FFO
for Current Full Year 2023 Guidance
($ amounts in millions)

Guidance Midpoint

Net income	$15
Adjustments:
Depreciation and amortization related to investment properties	135
FFO	$150
Amortization of share-based compensation expense	12
Other(3)	6
Adjusted FFO	$168
1.Includes non-cash loan related costs.
2.Includes loss on extinguishment of debt and depreciation of corporate assets.
3.Includes loan cost amortization and loss on extinguishment of debt.

Xenia Hotels & Resorts, Inc.
Debt Summary as of June 30, 2023
(Unaudited)
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of June 30, 2023

Mortgage Loans
Grand Bohemian Hotel Orlando, Autograph Collection	Fixed	4.53%		March 2026	$55,110
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	109,143
Andaz Napa(2)	Fixed(2)	5.72%		January 2028	55,000
Total Mortgage Loans		4.88%	(3)		$219,253
Corporate Credit Facilities
Corporate Credit Facility Term Loan(4)	Fixed(5)	5.45%		March 2026	$125,000
Corporate Credit Facility Term Loan(4)	Fixed(5)	5.45%		March 2026	100,000
Revolving Line of Credit(6)	Variable	6.80%		January 2027	—
Total Corporate Credit Facilities					$225,000
2020 Senior Notes	Fixed	6.38%		August 2025	470,000
2021 Senior Notes	Fixed	4.88%		June 2029	500,000
Loan premiums, discounts and unamortized deferred financing costs, net(7)					(14,509)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.47%	(3)		$1,399,744
1.Represents annual interest rates.
2.A variable interest loan for which SOFR has been fixed through January 1, 2027, after which the rate reverts to variable.
3.Weighted-average interest rate.
4.A variable interest loan for which the credit spread may vary, as it is determined by the Company's leverage ratio.
5.A variable interest loan for which SOFR has been fixed through mid-February 2025, after which the rate reverts to variable.
6.The Revolving Line of Credit had undrawn capacity of $450 million. The spread to SOFR may vary, as it is determined by the Company's leverage ratio.
7.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Six Months Ended June 30, 2023 and 2022
($ amounts in thousands)

Three Months Ended June 30,	Six Months Ended June 30,
2023	2022	Change	2023	2022	Change
Same-Property Occupancy(1)	68.6%	68.7%	(10)	bps	67.3%	62.5%	480	bps
Same-Property Average Daily Rate(1)	$265.98	$270.81	(1.8)%	$268.82	$265.25	1.3%
Same-Property RevPAR(1)	$182.49	$186.16	(2.0)%	$181.03	$165.65	9.3%
Same-Property Revenues(1):
Rooms revenues	$157,942	$161,070	(1.9)%	$311,586	$285,109	9.3%
Food and beverage revenues	92,033	94,763	(2.9)%	188,176	165,023	14.0%
Other revenues	21,091	20,747	1.7%	40,295	40,174	0.3%
Total Same-Property revenues	$271,066	$276,580	(2.0)%	$540,057	$490,306	10.1%
Same-Property Expenses(1):
Rooms expenses	$37,153	$35,444	4.8%	$73,322	$64,964	12.9%
Food and beverage expenses	59,989	58,837	2.0%	120,634	106,644	13.1%
Other direct expenses	6,014	6,253	(3.8)%	11,741	11,521	1.9%
Other indirect expenses	65,695	60,767	8.1%	131,547	115,364	14.0%
Management and franchise fees	9,226	10,727	(14.0)%	19,416	18,317	6.0%
Real estate taxes, personal property taxes and insurance	12,808	11,008	16.4%	25,290	21,646	16.8%
Ground lease expense	796	845	(5.8)%	1,520	1,376	10.5%
Total Same-Property hotel operating expenses	$191,681	$183,881	4.2%	$383,470	$339,832	12.8%
Same-Property Hotel EBITDA(1)	$79,385	$92,699	(14.4)%	$156,587	$150,474	4.1%
Same-Property Hotel EBITDA Margin(1)	29.3%	33.5%	(423)	bps	29.0%	30.7%	(170)	bps
1.“Same-Property” includes all hotels owned as of June 30, 2023 and includes disruption from the COVID-19 pandemic in the six months ended June 30, 2022 and renovation disruption for multiple capital projects during the periods presented. "Same-Property" also includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the six months ended June 30, 2022. The following is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three and six months ended June 30, 2023 and 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total Revenues - GAAP	$271,066	$283,451	$540,039	$493,798
Pro forma hotel level adjustments(a)	—	(6,871)	18	(3,492)
Total Same-Property Revenues	$271,066	$276,580	$540,057	$490,306

Total Hotel Operating Expenses - GAAP	$178,637	$177,195	$357,913	$318,802
Real estate taxes, personal property taxes and insurance	12,808	11,369	25,278	22,224
Ground lease expense, net(b)	796	845	1,520	1,376
Other income	(35)	(69)	(75)	(121)
Corporate-level costs and expenses	(496)	(499)	(980)	(873)
Pro forma hotel level adjustments, net(a)	(29)	(4,960)	(186)	(1,576)
Total Same-Property Hotel Operating Expenses	$191,681	$183,881	$383,470	$339,832
a.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented. Includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the six months ended June 30, 2022.
b.Excludes non-cash ground rent expense.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data and Reconciliation to Hotel Net Income (Loss)
($ amounts in thousands, except ADR and RevPAR)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2023	2023	2023	2023	2023
Occupancy	66.1%	68.6%
ADR	$271.79	$265.98
RevPAR	$179.55	$182.49

Hotel Revenues	$268,992	$271,066

Hotel Net Income (Loss) - GAAP	$40,797	$43,591

Interest Expense	3,255	$2,945
Depreciation & Amortization	33,150	$32,849

Hotel EBITDA	$77,202	$79,385
Hotel EBITDA Margin	28.7%	29.3%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2022	2022	2022	2022	2022
Occupancy	56.1%	68.7%	63.1%	62.4%	62.6%
ADR	$258.36	$270.81	$250.16	$261.70	$260.52
RevPAR	$144.92	$186.16	$157.91	$163.32	$163.11

Hotel Revenues	$213,726	$276,580	$233,968	$259,804	$984,078

Hotel Net Income (Loss) - GAAP	$22,055	$56,813	$18,822	$32,557	$130,247

Interest Expense	3,155	3,171	3,936	4,098	14,360
Depreciation & Amortization	32,565	32,715	32,849	32,878	131,007

Hotel EBITDA	$57,775	$92,699	$55,607	$69,533	$275,614
Hotel EBITDA Margin	27.0%	33.5%	23.8%	26.8%	28.0%

1."Same-Property” includes all hotels owned as of June 30, 2023 and also includes disruption from the COVID-19 pandemic and renovation disruption for multiple capital projects during the periods presented. "Same-Property" also includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the three months ended March 31, 2022 and the year ended December 31, 2022.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market (2022)

Market(2)	% of 2022 Hotel Net Income (Loss) - GAAP	% of 2022 Hotel EBITDA(3)	Number of Hotels	Number of Rooms (4)(5)
Phoenix, AZ	21%	14%	2	610
Orlando, FL	16%	14%	2	1,026
Houston, TX	9%	11%	3	1,220
San Diego, CA	8%	8%	2	486
Dallas, TX	10%	7%	2	961
Atlanta, GA	5%	6%	2	649
Florida Keys, FL	9%	5%	1	120
Nashville, TN	(2)%	4%	1	346
San Francisco/San Mateo, CA	2%	4%	1	688
California North, CA	4%	3%	1	141
Portland, OR	—%	3%	2	685
Savannah, GA	5%	3%	2	226
Washington, DC-MD-VA	(1)%	3%	2	472
Denver, CO	2%	2%	1	205
San Jose/Santa Cruz, CA	2%	2%	1	505
Salt Lake City/Ogden, UT	2%	2%	1	225
Birmingham, AL	2%	2%	1	99
Pittsburgh, PA	2%	2%	1	185
Louisiana South, LA	1%	2%	1	285
Philadelphia, PA	1%	1%	1	230
California Central Coast, CA	1%	1%	1	97
Charleston, SC	1%	1%	1	50
Same-Property Portfolio(1)	100%	100%	32	9,511
1."Same-Property” includes all hotels owned as of June 30, 2023 and also includes disruption from the COVID-19 pandemic and renovation disruption for multiple capital projects during the period presented. "Same-Property" also includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the year ended December 31, 2022.
2.As defined by STR, Inc.
3.Hotel EBITDA, Same-Property Hotel EBITDA, and Hotel EBITDA Margin are non-GAAP financial measures. See definitions earlier in this press release for how we define these non-GAAP financial measures and the table on page 24 for reconciliations from Hotel Net Income (Loss) to Hotel Earnings Before Interest, Taxes, Depreciation and Amortization ("Hotel EBITDA") and Same-Property Hotel EBITDA.
4.As of June 30, 2023.
5.Two rooms at Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch were removed from inventory in 2022 and three rooms at The Ritz-Carlton, Denver were added in April 2023.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market (2022)
For the Three Months Ended June 30, 2023 and 2022

	Three Months Ended			Three Months Ended
	June 30, 2023			June 30, 2022			% Change
Market(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Phoenix, AZ	55.4%	$381.53	$211.40	73.3%	$365.87	$268.06	(21.1)%
Orlando, FL	76.4%	226.11	172.71	80.4%	221.90	178.51	(3.2)%
Houston, TX	62.5%	237.36	148.45	55.1%	221.94	122.20	21.5%
San Diego, CA	59.3%	370.52	219.62	64.4%	404.90	260.74	(15.8)%
Dallas, TX	66.8%	191.53	127.97	66.9%	187.64	125.48	2.0%
Atlanta, GA	73.5%	235.99	173.47	67.4%	232.83	156.84	10.6%
Florida Keys, FL	79.8%	551.06	439.74	92.4%	581.19	536.86	(18.1)%
Nashville, TN	75.3%	412.65	310.89	66.0%	421.67	278.16	11.8%
San Francisco/San Mateo, CA	83.3%	196.67	163.88	74.7%	202.45	151.27	8.3%
California North, CA	71.0%	471.73	335.07	82.4%	488.30	402.33	(16.7)%
Portland, OR	68.8%	205.18	141.10	59.2%	207.72	123.07	14.7%
Savannah, GA	87.3%	289.59	252.75	89.2%	297.21	265.05	(4.6)%
Washington, DC-MD-VA	69.7%	285.06	198.64	73.4%	279.31	204.92	(3.1)%
Denver, CO	70.8%	376.54	266.68	71.7%	397.26	284.93	(6.4)%
San Jose/Santa Cruz, CA	55.5%	237.09	131.59	61.9%	219.41	135.84	(3.1)%
Salt Lake City/Ogden, UT	41.3%	216.01	89.17	65.1%	231.05	150.50	(40.8)%
Birmingham, AL	80.3%	349.03	280.26	83.9%	336.97	282.69	(0.9)%
Pittsburgh, PA	76.2%	277.39	211.23	71.7%	270.85	194.15	8.8%
Louisiana South, LA	61.6%	213.68	131.62	67.5%	256.15	172.95	(23.9)%
Philadelphia, PA	78.4%	240.19	188.42	68.0%	242.92	165.24	14.0%
California Central Coast, CA	69.2%	436.72	302.35	66.1%	490.46	324.10	(6.7)%
Charleston, SC	89.0%	449.95	400.31	86.7%	463.77	402.31	(0.5)%
Same-Property(1) Portfolio	68.6%	$265.98	$182.49	68.7%	$270.81	$186.16	(2.0)%
1."Same-Property” includes all hotels owned as of June 30, 2023 and also includes renovation disruption for multiple capital projects during the periods presented.
2.As defined by STR, Inc.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market (2022)
For the Six Months Ended June 30, 2023 and 2022

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022			% Change
Market(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	RevPAR
Phoenix, AZ	63.2%	$449.95	$284.41	67.9%	$421.59	$286.21	(0.6)%
Orlando, FL	78.5%	246.33	193.31	76.6%	232.26	177.79	8.7%
Houston, TX	64.5%	232.59	149.98	55.3%	212.98	117.78	27.3%
San Diego, CA	58.4%	364.71	213.07	56.3%	382.85	215.53	(1.1)%
Dallas, TX	68.0%	197.64	134.39	60.7%	179.38	108.96	23.3%
Atlanta, GA	69.9%	231.86	162.09	61.1%	220.76	134.81	20.2%
Florida Keys, FL	84.8%	625.12	529.94	93.5%	678.14	634.28	(16.5)%
Nashville, TN	64.2%	385.22	247.46	55.9%	379.24	211.98	16.7%
San Francisco/San Mateo, CA	79.4%	202.84	161.03	72.2%	186.03	134.31	19.9%
California North, CA	65.2%	419.89	273.59	72.1%	435.82	314.42	(13.0)%
Portland, OR	63.3%	198.53	125.71	48.7%	196.47	95.64	31.4%
Savannah, GA	82.0%	284.40	233.07	82.9%	279.91	232.05	0.4%
Washington, DC-MD-VA	65.5%	266.47	174.48	59.4%	262.39	155.97	11.9%
Denver, CO	67.2%	349.24	234.60	61.9%	366.65	226.80	3.4%
San Jose/Santa Cruz, CA	52.7%	241.11	127.13	49.6%	208.82	103.57	22.7%
Salt Lake City/Ogden, UT	52.9%	218.51	115.60	62.3%	230.21	143.50	(19.4)%
Birmingham, AL	78.8%	336.77	265.43	80.6%	320.86	258.67	2.6%
Pittsburgh, PA	64.4%	257.26	165.71	59.7%	264.95	158.10	4.8%
Louisiana South, LA	61.0%	226.12	137.97	58.1%	247.50	143.92	(4.1)%
Philadelphia, PA	70.1%	223.17	156.36	58.6%	219.73	128.71	21.5%
California Central Coast, CA	52.1%	424.40	221.04	59.1%	460.51	272.16	(18.8)%
Charleston, SC	81.1%	430.12	348.80	81.8%	420.56	344.16	1.3%
Same-Property(1) Portfolio	67.3%	$268.82	$181.03	62.5%	$265.25	$165.65	9.3%
1."Same-Property” includes all hotels owned as of June 30, 2023 and also includes disruption from the COVID-19 pandemic in the six months ended June 30, 2022 and renovation disruption for multiple capital projects during the periods presented. "Same-Property" also includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the six months ended June 30, 2022.
2.As defined by STR, Inc.

Xenia Hotels & Resorts, Inc.
Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA by Market (2022)
For the Year Ended December 31, 2022

	For the Year Ended December 31, 2022
Market(1)	Keys(2)	Total Revenues ($000s)	Hotel Net Income (Loss) GAAP ($000s)	Plus: Interest Expense ($000s)	Plus: Depr. & Amort. ($000s)	Equals: Hotel EBITDA ($000s)
Phoenix, AZ	610	$108,750	$27,262	$—	$11,841	$39,103
Orlando, FL	1,026	121,107	20,357	2,619	15,119	38,095
Houston, TX	1,220	88,764	11,612	—	17,730	29,342
San Diego, CA	486	101,527	10,451	—	12,523	22,974
Dallas, TX	961	63,142	12,530	—	6,024	18,554
Atlanta, GA	649	56,939	6,291	4,048	6,642	16,981
Florida Keys, FL	120	28,481	11,536	—	1,605	13,141
Nashville, TN	346	52,211	(2,194)	—	14,070	11,876
San Francisco/San Mateo, CA	688	48,463	2,909	5,226	3,386	11,521
California North, CA	141	21,246	5,168	2,072	1,546	8,786
Portland, OR	685	39,654	(272)	—	9,035	8,763
Savannah, GA	226	26,113	5,767	229	2,756	8,752
Washington, DC-MD-VA	472	45,217	(829)	166	7,608	6,945
Denver, CO	205	34,124	2,414	—	4,149	6,563
San Jose/Santa Cruz, CA	505	34,268	1,877	—	3,725	5,602
Salt Lake City/Ogden, UT	225	15,531	2,948	—	1,904	4,852
Birmingham, AL	99	16,592	3,191	—	1,280	4,471
Pittsburgh, PA	185	19,945	2,943	—	1,410	4,353
Louisiana South, LA	285	19,056	1,526	—	2,765	4,291

Xenia Hotels & Resorts, Inc.
Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA by Market (2022) - Continued
For the Year Ended December 31, 2022

	For the Year Ended December 31, 2022
Market(1)	Keys(2)	Total Revenues ($000s)	Hotel Net Income (Loss) GAAP ($000s)	Plus: Interest Expense ($000s)	Plus: Depr. & Amort. ($000s)	Equals: Hotel EBITDA ($000s)
Philadelphia, PA	230	$16,144	$952	$—	$3,003	$3,955
California Central Coast, CA	97	15,540	1,895	—	2,046	3,941
Charleston, SC	50	11,264	1,913	—	840	2,753
Same-Property Portfolio(3)	9,511	$984,078	$130,247	$14,360	$131,007	$275,614
1.As defined by STR, Inc.
2.As of June 30, 2023.
3."Same-Property” includes all hotels owned as of June 30, 2023 and also includes disruption from the COVID-19 pandemic and renovation disruption for multiple capital projects during the periods presented. "Same-Property" also includes pre-acquisition historical operating results for W Nashville that were obtained from the seller and/or manager of the hotel for a portion of the year ended December 31, 2022.